HESKA CORPORATION
                              1613 PROSPECT PARKWAY
                          FORT COLLINS, COLORADO 80525
                                 (970) 493-7272


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS



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
TIME                     9:00 a.m. on Thursday May 16, 2002

PLACE                    Heska Corporation
                         1613 Prospect Parkway
                         Fort Collins, Colorado

ITEMS OF BUSINESS        1. To elect to the Board of Directors three directors
                            to serve until the 2005 Annual Meeting of Stockholders or until their successors have been duly elected and qualified.
                         2. To approve an amendment to the 1997 Employee Stock
                            Purchase Plan to increase the number of shares Reserved for issuance under the plan by 1,000,000 shares.
                         3. To ratify and approve an amendment to Article 8 of
                            our Bylaws.
                         4. To transact such other business as may properly
                            come before the Annual Meeting and any adjournment or postponement of the Annual Meeting. Management is presently aware of no other business to come before the Annual Meeting.

RECORD DATE              You can vote if you are a stockholder of record on
                         March 26, 2002.

ANNUAL REPORT            Our 2001 Annual Report, which is not a part of the
                         Proxy soliciting material, is enclosed.

PROXY VOTING             It is important that your shares be represented and
                         voted at the Meeting. Please vote in one of these ways:

                         1. VISIT THE WEB SITE noted on your proxy card to vote
                            via the Internet; or
                         2. MARK, SIGN, DATE, AND PROMPTLY RETURN the enclosed
                            proxy card in the postage-paid envelope provided.

                         Any proxy may be revoked at any time prior to its exercise at the Meeting.

                                                      /s/ Ronald L. Hendrick
April 11, 2002                                            Ronald L. Hendrick
                                                    Executive Vice President,
                                                     Chief Financial Officer
                                                     and Secretary
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                                HESKA CORPORATION
                                 PROXY STATEMENT

     These proxy materials are furnished to the stockholders of Heska Corporation, a Delaware corporation ("Heska") in connection with the solicitation of proxies to be used in voting at our 2002 Annual Meeting of Stockholders and at any adjournment or postponement thereof. The enclosed Proxy is solicited by our Board of Directors.

     You are invited to attend our Annual Meeting of Stockholders to be held on May 16, 2002, beginning at 9:00 a.m. The meeting will be held at Heska Corporation, 1613 Prospect Parkway, Fort Collins, Colorado.

     This Proxy Statement, proxy card and voting instructions are being mailed starting April 11, 2002.

STOCKHOLDERS ENTITLED TO VOTE

     Stockholders of record at the close of business on March 26, 2002 are entitled to notice of and to vote at the Annual Meeting. As of that date, we had 47,845,112 shares of common stock outstanding. Each holder of common stock is entitled to one vote for each share held as of the record date. An inspector of elections appointed by the Board of Directors will determine the shares represented at the Annual Meeting, the validity of proxies and will count all votes. Determinations of whether a quorum exists and whether proposals are approved will be announced at the Annual Meeting.

PROXIES

     Your vote is important. Stockholders of record may vote their proxies by Internet or mail. The web site address is included on your proxy card. If you choose to vote by mail, a postage-paid envelope is provided.

     A proxy may be revoked at any time before it is exercised by (1) filing a written revocation with the Secretary, (2) submitting a duly executed proxy bearing a later date, or (3) voting by ballot at the Annual Meeting.

Vote by Internet

     You can vote your shares via the Internet. The web site for Internet voting is on your proxy card. Internet voting is available 24 hours a day. You will be given the opportunity to confirm that your instructions have been properly recorded. If you vote via the Internet, you do not need to return your proxy card.

Vote by Mail

     If you choose to vote by mail, simply mark your proxy, date and sign it, and return it to Computershare Trust Company, Inc. in the postage-paid envelope provided.

Voting at the Annual Meeting

     The method by which you vote now will in no way limit your right to vote at the Annual Meeting if you decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record and bring it with you to the meeting to be able to vote at the meeting.

     All proxies returned prior to the Annual Meeting will be voted in accordance with the instructions contained therein. If no choice is specified, the shares will be voted FOR the proposals listed in this Proxy Statement.

Voting of Other Matters

     The enclosed proxy card grants the proxy holders discretionary authority to vote on other matters properly brought before the Annual Meeting. At the date this Proxy Statement went to press, we did not know of any other matter to be raised at the Annual Meeting.

LIST OF STOCKHOLDERS

     A list of stockholders entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten days prior to the meeting during normal business hours at our offices at 1612 Specht Point Drive, Fort Collins, Colorado, 80525, by contacting the Secretary of the Company.

REQUIRED VOTE

     The presence in person or by proxy of the holders of a majority of our outstanding shares constitutes a quorum for the transaction of business at the Annual Meeting. Abstentions and broker "non-votes" are counted as present and entitled to vote for purposes of determining a quorum.

     Directors are elected by a plurality vote. Other matters submitted for stockholder approval at the Annual Meeting, will be decided by the affirmative vote of a majority of shares present in person or represented by valid proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker, bank or other nominee, who is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to any matter, these "non-voted" shares will be counted for quorum purposes but will not be counted in determining whether stockholder approval of a particular matter has been obtained.

COST OF SOLICITATION

     We will bear the expense of soliciting proxies, including the expense of preparing, printing and mailing proxy materials. In addition to the solicitation of proxies by mail, certain of our directors and employees may make solicitation by personal interview, telephone or facsimile. No additional compensation will be paid to these people for such solicitation.

                       PROPOSAL 1 - ELECTION OF DIRECTORS

DIRECTORS AND NOMINEES FOR DIRECTORS

     There are three Class II nominees for election this year. Detailed information on these nominees is provided starting on page 3 of this Proxy Statement. Our Board of Directors is divided into three classes, with one class of directors elected each year at the Annual Meeting of Stockholders for a three-year term of office. The directors of each class hold their positions until the Annual Meeting of Stockholders at which time their respective successors are elected and qualified or until their earlier resignation, removal from office, death, or incapacity. Three Class II directors are to be elected at this meeting for a three-year term ending in 2005.

     The Board of Directors proposes the election of A. Barr Dolan, Robert B. Grieve and John F. Sasen, Sr. as Class II directors. The persons named on the enclosed proxy card intend to vote the proxy for the election of these nominees, unless you indicate on the proxy card that your vote should be withheld from any nominee. If you are voting by Internet, you will be instructed how to withhold your vote. All of the nominees have indicated their willingness to serve as a member of the Board of Directors if elected; however, if any one of them is unable or declines to serve as a director at the time of the Annual Meeting, an event not now anticipated, proxies will be voted for a nominee designated by the Board of Directors to fill the vacancy. Stockholder nominations for the Board of Directors must be made following the procedures set forth in the Bylaws not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's Annual Meeting was mailed to stockholders. The deadline for a stockholder to deliver notice of a nomination for the election of directors at the 2002 Annual Meeting of Stockholders was March 4, 2002. No such nominations were received.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE ELECTION OF MR. DOLAN, DR. GRIEVE AND MR. SASEN, SR. AS OUR DIRECTORS.

BIOGRAPHICAL INFORMATION

     Certain biographical information of the nominees and of the members of the Board of Directors continuing in office after the Annual Meeting is set forth below. There are no family relationships among any of the directors, nominees or executive officers.

Class  I

     G. IRWIN GORDON, age 51, has served us as a director since May 2001. Mr. Gordon is the founder and Managing Partner of The Trion Group LP, a consulting and interim management firm. From July 2000 until August 2001, Mr. Gordon served as President and Chief Executive Officer of Gruma Corporation. He also served as President and Chief Operating Officer of Suiza Foods Corporation from February 1998 to October 1999. Mr. Gordon joined Suiza in August 1997 as its Executive Vice President and Chief Marketing Officer. Prior to joining Suiza, Mr. Gordon held various positions with subsidiaries of PepsiCo, Inc., including most recently as Senior Vice President Global Branding for Frito-Lay, Inc., from May 1996 to August 1997. From 1983 to 1992, Mr. Gordon served as President and General Manager of several international Frito-Lay companies before becoming Senior Vice President Marketing, Sales and Public Relations of Frito-Lay International from 1992 to 1996. Prior to joining PepsiCo in 1992, Mr. Gordon served in various capacities at the Kellogg Company. He currently is a director and member of the Audit Committee of Horizon Organic Holding Corp. Mr. Gordon holds an Education degree from the University of British Columbia and a Management Certificate from Stanford University.

     EDITH W. MARTIN, PH.D., age 56, has served us as a director since October 2000. Since 1992, Dr. Martin has also served as President of Advanced Global Technologies, Inc., a computer services company that she founded. She also has served as a Managing Partner of M14M1 Enterprises since 1994. From March 1999 to March 2000, Dr. Martin was Chief Information Officer and Vice President at Halliburton Company. She also served as Chief Information Officer and Vice President at Eastman Kodak from 1996 to 1997 and as Executive Vice President and Chief Technology Officer at Sallie Mae from 1994 to 1996. From 1992 to 1994, Dr. Martin served as Vice President and Chief Information Officer at Intelstat. She was a Vice President at Boeing from 1984 to 1992. Prior to 1984, she was the Deputy Under-Secretary of Research and Advanced Technology for the Department of Defense. Dr. Martin currently serves on the board of Immunex Corporation and several private companies. In addition, she serves on the audit and compensation committees at Immunex. Dr. Martin holds Ph.D. and M.S. degrees from Georgia Institute of Technology and a B.A. from Lake Forest College.

Class II

     A. BARR DOLAN, age 52, has served us as a director since March 1988, and was Chairman of the Board of Directors from 1988 to January 1999. Mr. Dolan has been the President of Charter Venture Capital, a venture capital management firm, since 1982, a general partner of Charter Ventures since 1982, a general partner of Charter Ventures II, L.P. since 1994 and managing director of Charter Ventures III, L.P. since 1998. Mr. Dolan is also a director of several private companies. He holds M.S. and B.A. degrees from Cornell University, an M.A. degree from Harvard University and an M.B.A. from Stanford University.

     ROBERT B. GRIEVE, PH.D., age 50, one of our founders, currently serves as Chief Executive Officer and Chairman of the Board of Directors. Dr. Grieve was named Chief Executive Officer effective January 1999, Vice Chairman effective March 1992 and Chairman of the Board effective May 2000. Dr. Grieve also served as Chief Scientific Officer from December 1994 to January 1999 and Vice President, Research and Development, from March 1992 to December 1994. He has been a member of our Board of Directors since 1990. He holds a Ph.D. degree from the University of Florida and M.S. and B.S. degrees from the University of Wyoming.

     JOHN F. SASEN, SR., age 59, has served us as a director since October 1998. Since April 1998, he has served as Executive Vice President and Chief Marketing Officer of PSS/World Medical, Inc., and from December 1993, he held various other senior executive positions at PSS. From July 1993 to April 1998, Mr. Sasen served as a Director of PSS. Prior to joining PSS in 1993, Mr. Sasen was Vice President Sales, Marketing and Distributor Relations for a division of Becton Dickinson & Company, a manufacturer of health care products. Mr. Sasen was with Becton Dickinson for over 20 years. In addition, Mr. Sasen serves as a director of various private organizations.

Class III

     WILLIAM A. AYLESWORTH, age 59, has served us as a director since June 2000. Mr. Aylesworth has served as Senior Vice President since 1988 and Chief Financial Officer of Texas Instruments Incorporated since 1984. He served as Treasurer of Texas Instruments from 1982 to 2002. From 1972 to 1982, he served in treasury services, and from 1967 to 1972, he held numerous assignments in control, manufacturing, and marketing for Texas Instruments. Mr. Aylesworth is also a director of Factory Mutual Insurance Company and various private organizations. He holds an M.S. in industrial administration from Carnegie Mellon University and a B.E.E. in electrical engineering from Cornell University.

     LYLE A. HOHNKE, PH.D., age 59, has served as a director since April 1996. Dr. Hohnke is a general partner of Tullis Dickerson Company (formerly Javelin Capital Fund, L.P.), a venture capital firm, a position he has held since 1994. Dr. Hohnke was a co-founder of Diamond Animal Health, Inc. and served as Chairman and CEO from 1994 until its acquisition by us in April 1996. From January 1991 to October 1993 he was a general partner of Heart Land Seed Capital Fund. Dr. Hohnke is also a director of several private companies and he is a member of the audit and compensation committees of several of these companies. He holds Ph.D. and M.A. degrees from the University of Oregon, an M.B.A. from the Hartford Graduate Institute and a B.A. degree from Western Michigan University.

     LYNNOR B. STEVENSON, PH.D., age 59, is one of our founders and has served us as a director since March 1988. Dr. Stevenson served us as President and Chief Executive Officer from March 1988 to March 1992. She currently is President of Alta Biomedical Group LLC. Dr. Stevenson was President and Chief Executive Officer of Cascade Oncogenics, Inc. from December 1992 until December 2000. From July 1992 to April 1997, she was Director, Technology Transfer at the University of Oregon. She holds a Ph.D. degree from Monash University, Australia and B.Sc. and B.Ed. degrees from the University of Melbourne, Australia.

BOARD AND COMMITTEE MEMBERSHIP AND MEETINGS

     The Board of Directors held eight meetings during 2001. No director attended fewer than 75% of the aggregate number of meetings of the Board of Directors or the committees upon which such director served other than Dr. Martin who did not attend three meetings of the Board of Directors and two committee meetings.

     The Board of Directors has an Audit Committee, Corporate Governance Committee and a Compensation Committee. These committees are comprised entirely of non-employee directors.

     The Audit Committee principally reviews the scope of the annual audit, monitors the relationship with our independent auditors, advises and assists the Board of Directors in evaluating the auditors' examination, and provides oversight in connection with our financial and accounting organization and financial reporting. The Audit Committee consists of Directors Gordon, as Chairman, Aylesworth, Dolan and Martin. In August 2001, the Audit Committee was reconstituted and Mr. Gordon replaced Mr. Aylesworth as Chairman. The Audit Committee held three meetings during 2001. Dr. Martin did not attend one of the meetings.

     The Corporate Governance Committee is responsible for monitoring the structure, size and composition of the Board of Directors and, in consultation with the Chief Executive Officer, recommending for nomination candidates for election to the Board of Directors. The Corporate Governance Committee is also responsible for evaluating the compensation of Board members and the organization and responsibilities of other Board committees. The Corporate Governance Committee is further responsible for reviewing the balance of expertise and skills among Board members, Board and committee effectiveness, individual director performance and succession planning for top management positions. Names of prospective candidates for election to the Board of Directors may be submitted to the Secretary for referral to the Corporate Governance Committee. Any stockholder who wishes to make a nomination for election to the Board of Directors at an annual or special meeting for the election of directors must comply with procedures set forth in our Bylaws. The Corporate Governance Committee consists of Directors Aylesworth, as Chairman, Gordon, Sasen and Hohnke. The Corporate Governance Committee was formed in August 2001 and did not hold any meetings during 2001.

     The Compensation Committee is responsible for reviewing and approving our compensation policies, including the compensation paid to executive officers, and administering our stock incentive plans. The Compensation Committee consists of Directors Sasen, as Chairman, Dolan, Hohnke and Martin. The Compensation Committee held three meetings in 2001. Dr. Martin did not attend one of the meetings.

DIRECTORS' COMPENSATION

     Each new outside director elected to our Board of Directors is automatically granted as of the date of election an option to purchase 40,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. The shares subject to these options vest in four equal installments at annual intervals over the four-year period commencing on the date of grant. Further, (i) each outside director who continues to serve in such capacity following any annual meeting of stockholders is automatically granted an option as of the date of such meeting to purchase 40,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant and (ii) each outside director who will serve as chairperson of a committee of the Board of Directors, following any annual meeting of stockholders, is automatically granted an additional option to purchase 2,000 shares of common stock at an exercise price equal to the fair market value of the common stock on the date of grant. These annual grants are 100% vested at the time of grant. No director is eligible to receive the initial 40,000-share grant and the annual 40,000-share grant in the same year. Directors are eligible to receive a greater number of options or shares than the automatic grants described above under the 1997 Stock Incentive Plan.

     It is our policy to compensate each "outside" or non-employee director with additional options to purchase shares of our common stock for attendance at Board meetings, Board Committee meetings and for consulting services rendered to the Company. Under this policy, outside directors receive an option to purchase 200 shares for attendance at a meeting of the Board of Directors, or Board committee, which is less than four hours and an option to purchase 1,000 shares for attendance at a meeting of the Board of Directors, or Board committee, which is four hours or more, or for consulting services of four hours or more. These options are immediately exercisable and the exercise price is equal to the fair market value on the date of grant. Directors are reimbursed for their reasonable expenses for each meeting attended.

     See "Employment Agreements" below for a description of the compensation arrangement with Dr. Grieve.

BOARD COMPOSITION

     Mr. Dolan was appointed to our Board of Directors in connection with equity investments in us by Charter Ventures and Charter Ventures II, L.P. Dr. Hohnke was appointed to our Board of Directors in connection with our acquisition of Diamond.


         PROPOSAL 2 -AMENDMENT TO THE 1997 EMPLOYEE STOCK PURCHASE PLAN

     We are seeking your approval of an amendment to our 1997 Employee Stock Purchase Plan (the "Plan") to increase the number of shares of our common stock available for issuance under the Plan by 1,000,000 shares, from 750,000 to 1,750,000 shares. The Board of Directors approved this amendment in February 2002. The Plan has been suspended, as there are not sufficient shares available for purchase and will be reinstated if this increase is approved. The purpose of the Plan is to provide our employees with an opportunity to increase their stake in the success of our business by purchasing our stock at a discount to the fair market value through a convenient payroll deduction plan. We believe the Plan is an important component of our employee compensation package and approximately 40% of our employees participated in the Plan during the most recent purchase period. We also believe that the Plan assists us in attracting and retaining skilled personnel. The essential features of the Plan are summarized below.

SUMMARY OF 1997 EMPLOYEE STOCK PURCHASE PLAN

     General. The Plan was originally approved by the Board of Directors and stockholders in April 1997 and provides our employees with the opportunity to purchase shares of common stock through payroll deductions. The number of shares of common stock previously reserved for issuance under the Plan was 750,000 shares. As of December 31, 2001, 743,639 shares of common stock had been sold under the Plan, leaving 6,361 shares available for purchase.

     Administration. The Compensation Committee administers the Plan. The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Internal Revenue Code. All questions of interpretation or application of the Plan are determined by the Board of Directors or its appointed committee, and its decisions are final, conclusive and binding upon all participants.

     Eligibility and Participation. Currently, all U.S. employees who work more than 20 hours per week for more than five months per calendar year, and have been employed by us or one of our U.S. subsidiaries for more than 30 consecutive days are eligible to participate in the Plan, unless the employee would own 5% or more of the total combined voting power of our stock at the end of an offering period. Participation in the Plan is voluntary.

     Offering Dates. Shares of stock are offered for purchase through a series of overlapping 24-month offering periods. New offering periods start on each January 1 and July 1. Each offering period is comprised of four successive six-month accumulation periods.

     Purchase Price.  The purchase price per share is 85% of the lower of
(a) the closing price per share on the last trading day before the commencement of the applicable offering period, or Entry Price, or (b) the closing price of the stock on the last trading day of the accumulation period, or Exit Price.

     Payroll Deductions; Payment of Purchase Price. Employees may authorize payroll deductions in 1% multiples of cash compensation for each accumulation period they complete within an offering period, up to a maximum of 10%. An employee may discontinue his or her participation in the Plan at any time and may increase or decrease the rate of payroll deduction not more than two times during any accumulation period.

     Purchase of Stock. By executing an enrollment form, an employee is entitled to purchase shares on the last day of the accumulation period. The maximum number of shares that may be purchased during an accumulation period is determined at the end of the period by dividing the amount accumulated in such participant's account during the period by the lower of the Entry Price or the Exit Price, subject to a maximum of 5,000 shares. Unless the employee's participation is discontinued prior to such purchase date, his or her purchase of the shares will occur automatically at the end of the accumulation period at the applicable price.

     Notwithstanding the foregoing, no participant may purchase shares if immediately after such purchase, the participant would own stock and/or outstanding options to purchase stock comprising five percent or more of the total combined voting power of our stock. In addition, no participant is permitted to purchase stock with a value in excess of $25,000 (determined at the fair market value of the stock at the time such option is granted) in any calendar year.

     Withdrawal. Generally, a participant may withdraw from an offering period at any time by written notice without affecting his or her eligibility to participate in future offering periods. However, once a participant withdraws from a particular offering period, that participant may not participate again in the same offering period. To participate in a subsequent offering period, the participant must deliver a new subscription agreement to us.

     Termination of Employment. Termination of a participant's employment for any reason, including disability or death, cancels his or her option and participation in the Plan immediately. In such event, the payroll deductions credited to the participant's account will be returned to him or her or, in the case of death, to the person or persons entitled thereto as provided in the Plan.

     Changes in Capitalization. The number of shares reserved under the Plan, the limit on the number of shares which may be purchased during an the accumulation period and the purchase price per share of common stock under the Plan shall be proportionately adjusted for any increase or decrease in the number of outstanding shares of our common stock resulting from a subdivision or consolidation of shares, the payment of a stock dividend, any other increase or decrease in such shares effected without receipt or payment of consideration by us, the distribution of the shares of a subsidiary to our stockholders or a similar event. Such adjustment shall be made by the Board of Directors, whose determination in that respect shall be final, binding and conclusive.

     Change of Control, Merger or Consolidation. In the event of a change of control (as defined in the Plan), the Board of Directors shall shorten any accumulation periods and offering periods then in progress by setting a new exercise date and any offering periods shall end on the new exercise date. The new exercise date shall be prior to the change of control and the shares will be purchased automatically on the new exercise date, unless the participant has already withdrawn from the offering period. In the event of a merger or consolidation which does not constitute a change of control, the Plan shall continue unless the plan of merger or consolidation provides otherwise.

     Amendment and Termination of the Plan. The Board of Directors may at any time terminate or amend the Plan. No amendment shall be effective unless it is approved by the holders of a majority of the votes cast at a duly held stockholders' meeting, if such amendment would require stockholder approval in order to comply with Section 423 of the Code.

FEDERAL INCOME TAX CONSEQUENCES

     The proposed amendment will have no effect upon the tax consequences to participants or us.

     The following brief summary of the effect of federal income taxation upon the participant and us with respect to the shares purchased under the Plan does not purport to be complete, and does not discuss the tax consequences of a participant's death or the income tax laws of any state or foreign country in which the participant may reside.

     The Plan, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code. Under these provisions, no income will be taxable to a participant until the shares purchased under the Plan are sold or otherwise disposed of. Upon sale or other disposition of the shares, the participant will generally be subject to tax in an amount that depends upon the holding period. If the shares are sold or otherwise disposed of more than two years from the first day of the applicable offering period and more than one year from the date of purchase, the participant will recognize ordinary income measured as the lesser of (a) the excess of the fair market value of the shares at the time of such sale or disposition over the purchase price, or (b) an amount equal to 15% of the fair market value of the shares as of the first day of the applicable offering period. Any additional gain will be treated as long-term capital gain. If the shares are sold or otherwise disposed of before the expiration of these holding periods, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on the holding period. We generally are not entitled to a deduction for amounts taxed as ordinary income or capital gain to a participant except to the extent of ordinary income recognized by participants upon a sale or disposition of shares prior to the expiration of the holding periods described above.

PARTICIPATION IN THE PLAN

     The following table sets forth the number of shares purchased under the Plan during 2001 by each of (i) the named executive officers; (ii) all executive officers as a group; and (iii) all employees, including all officers who are not currently executive officers, as a group. Non-employee directors are not eligible for participation in the Plan.


                                                             NUMBER OF SHARES
                                                           PURCHASED UNDER THE
         Name and Position                                     PLAN IN 2001
   ----------------------------------------                -------------------
   Robert B. Grieve                                                  -
      Chairman of the Board and Chief Executive Officer
      Nominee for election as a director
   James H. Fuller                                              10,000
      President and Chief Operating Officer
   Ronald L. Hendrick                                            9,303
      Executive Vice President, Chief Financial
      Officer and Secretary
   Dan T. Stinchcomb                                                 -
      Executive Vice President, Research and
      Development
   Carol T. Verser                                               6,084
      Executive Vice President, Intellectual
      Property and Business Development
   All executives officers as a group                           25,387
   All employees, including all officers who are not           301,352
      executive officers, as a group


VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of our outstanding common stock is required to approve this proposal. Therefore, failure to vote will have the same effect as a vote against the amendment. If approved by the stockholders, the proposed amendment to the 1997 Employee Stock Purchase Plan will become effective immediately.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND THE 1997 EMPLOYEE STOCK PURCHASE PLAN.


                PROPOSAL 3 - AMENDMENT TO ARTICLE 8 OF THE BYLAWS

SUMMARY OF PROPOSAL

     On January 10, 2002, our Board of Directors approved the submission of an amendment to our Bylaws that would impose additional restrictions on the grant and repricing of stock options and certain types of "toxic financings" to our stockholders. This amendment of our Bylaws requires stockholder approval.

     Section 8.1 of our current Bylaws requires that all options to any officer or director must be granted at no less than the closing market price on the date of grant and contains certain limitations on our ability to reprice stock options. Section 8.1 provides that any amendment of Section 8.1 requires stockholder approval. Section 8.1 was added at the request of one of our stockholders, the State of Wisconsin Investment Board ("SWIB"), as a condition to its purchase of common stock in our December 1999 public offering. In addition, we have agreed to certain restrictions on our ability to sell or issue common stock or other equity securities for a purchase price which is subject to adjustment based on the market price of our common stock at the time of conversion, exercise or exchange (sometimes referred to as "toxic financings"), without first consulting our five largest shareholders. We agreed to this restriction in February 2001 as a condition to SWIB's purchase of common stock in our private offering of securities in February 2001.

      As a condition to purchasing common stock in our private offering in December 2001, SWIB required that we submit to our stockholders a further amendment to Section 8.1 of the Bylaws that would impose additional restrictions on the grant or repricing of stock options and further limit our ability to participate in certain types of financings. Specifically, we would be prohibited from taking the following actions without first obtaining the approval of the holders of a majority of the shares entitled to vote at a duly convened meeting of our stockholders:

     * grant any stock option, including stock appreciation rights, at less than 100% of the fair market value on the date of grant;

     * reduce the exercise price of any stock option or stock appreciation right, or cancel and re-grant options at a lower exercise price (including a "6 month and 1 day" exchange program);

     * sell or issue any security which is convertible, exercisable or exchangeable into shares of common stock, having a conversion, exercise or exchange price which is subject to downward adjustment based on the market price of our common stock at a future date; or

     * enter into an equity line of credit or similar agreement or arrangement to sell or issue stock at a price that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method.

     The full text of the proposed amendment and restatement of Article 8 of our Bylaws is set forth on Appendix A of this Proxy Statement, and we encourage you to read it in its entirety.

     The Board of Directors carefully considered the additional restrictions being imposed on us when it agreed to submit this amendment to our stockholders as a condition to SWIB's purchase of shares of common stock. The Board took into account the existing restrictions in our Bylaws as well as our previous agreement to limitations on financing activities. The Board noted that the additional restrictions relating to stock options might limit our ability to retain management or motivate employees during a period when our stock price had declined significantly and specifically that the additional limitations would have prohibited the restricted stock exchange program that we implemented in October 2001. The Board also considered the additional restrictions imposed on our ability to participate in certain types of financing activities. The Board noted that these types of "toxic financings" are often the only financing terms available to financially distressed companies and the additional requirement of obtaining stockholder approval might cause significant delay or be an impediment to obtaining such financing. The Board of Directors also considered that submitting the proposed Bylaw amendment to our stockholders was a condition to the sale of its common stock in December 2001 and that such financing was in the best interests of our stockholders. Therefore, the Board of Directors recommends a vote in favor of the Bylaw amendment.

VOTE REQUIRED FOR APPROVAL

     The affirmative vote of the holders of a majority of our outstanding common stock is required to approve this proposal. Therefore, failure to vote will have the same effect as a vote against the amendment. If approved by the stockholders, the proposed amendment to our Bylaws will become effective immediately.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO AMEND
ARTICLE 8 OF OUR BYLAWS.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 26, 2002 as to shares of our common stock beneficially owned by: (i) each of the named executive officers listed in the Summary Compensation Table; (ii) each of our directors; (iii) all of our directors and executive officers as a group; and
(iv) each person who is known by us to own beneficially more than 5% of our common stock.

                                                       SHARES       PERCENTAGE
                                                    BENEFICIALLY   BENEFICIALLY
NAME AND ADDRESS OF BENEFICIAL OWNER                   OWNED(1)      OWNED(1)
-------------------------------------------------  -------------   ------------
State of Wisconsin Investment Board (2)               9,490,182        19.8%
   P.O. Box 7842
   Madison, WI 53707
Entities associated with Charter Ventures (3)         8,414,717        17.6%
   525 University Avenue, Suite 1500
   Palo Alto, CA 94301
Novartis Tiergesundheit AG                            3,705,389         7.7%
   Klybeckstrasse A4A
   4002 Basel
   Switzerland
Zesiger Capital Group LLC (4)                         6,033,060        12.6%
   320 Park Avenue, 30th Floor
   New York, NY 10022
Capital Group International, Inc. (5)                 2,967,500         6.2%
   1100 Santa Monica Blvd.
   Los Angeles, CA 90025
Lombard Odier & Cie (6)                               3,911,851         8.2%
   11, Rue de la Corraterie
   1204 Geneva
   Switzerland
William A. Aylesworth (9)                                64,000          *
A. Barr Dolan (7)(9)(10)                              8,473,517        17.7%
G. Irwin Gordon (9)                                      45,800
Robert B. Grieve, Ph.D. (8)(9)                          965,181         2.0%
Lyle A. Hohnke, Ph.D. (9)                               166,225          *
Edith W. Martin, Ph.D. (9)                               93,900          *
John F. Sasen, Sr. (9)                                   68,000          *
Lynnor B. Stevenson, Ph.D. (9)                          240,100          *
James H. Fuller (9)                                     512,957          *
Ronald L. Hendrick (9)                                  229,402          *
Dan Stinchcomb, Ph.D. (9)                               112,962          *
Carol T. Verser, Ph.D. (9)                               95,934          *
All directors and executive officers as a group
 (14 persons)(9)(10)                                 11,220,234        22.8%

*  Amount represents less than 1% of our common stock.

(1) To our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting and investment power with respect to securities. Shares of common stock issuable upon exercise of stock options or warrants exercisable within 60 days of March 26, 2002 are deemed outstanding and to be beneficially owned by the person holding such option for purposes of computing such person's percentage ownership, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person.
(2) Based upon information derived from a Schedule 13G filed on February 12, 2002 by State of Wisconsin Investment Board pursuant to Section 13G of the Securities Exchange Act of 1934 and the rules promulgated thereunder (the "Exchange Act"), reporting its beneficial ownership of our common stock. According to the
     Schedule 13G, State of Wisconsin Investment Board has sole power to vote and dispose of 9,490,182 shares.
(3) Based upon information derived from a Schedule 13D filed on January 9, 2002 by entities associated with Charter Ventures pursuant to Section 13D of the Exchange Act reporting their beneficial ownership of our common stock. According to the
     Schedule 13D, these entities have sole power to vote and dispose of 8,414,717 shares. Includes 3,387,510 shares and options to purchase 1,000 shares of common stock held by Charter Ventures and 5,027,207 shares and options to purchase 1,000 shares of common stock held by Charter Ventures II, L.P.
(4) Based upon information derived from a Schedule 13G filed on February 14, 2002 by Zesiger Capital Group LLC pursuant to
     Section 13G of the Exchange Act reporting its beneficial ownership of our common stock. According to the Schedule 13G, Zesiger has the sole power to vote 3,799,960 shares and the sole power to dispose of 6,033,060 shares.
(5) Based upon information derived from a Schedule 13G, filed on February 11, 2002 by Capital Group International, Inc., pursuant to Section 13G of the Exchange Act reporting its beneficial ownership of our common stock. According to the Schedule 13G, Capital has sole power to vote 2,577,200 shares and the sole power to dispose of 2,967,500 shares.
(6) Based upon information derived from a Schedule 13G filed by Lombard Odier & Cie on February 14, 2002 to Section 13G of the Exchange Act reporting its beneficial ownership of shares. According to the Schedule 13G, Lombard has sole power to vote and dispose of 3,911,851 shares.
(7) Represents shares and options held by Charter Ventures and Charter Ventures II, L.P., with respect to which Mr. Dolan disclaims beneficial ownership except to the extent of his proportionate share therein. Mr. Dolan, one of our directors, is a general partner of each of Charter Ventures and Charter Ventures II, L.P., and may be deemed a beneficial owner of the shares held by such entities because of his status as a general partner.
(8) Does not include 15,649 shares of common stock held by Dr. Grieve's wife, with respect to which Dr. Grieve disclaims beneficial ownership.
(9) Includes an aggregate of 1,338,606 shares of common stock issuable upon exercise of stock options currently exercisable within 60 days of March 26, 2002 as follows: Mr. Aylesworth, 64,000; Mr. Cicotello, 9,083; Mr. Dolan, 60,800; Mr. Gordon, 45,800; Dr. Grieve, 399,480; Dr. Hohnke, 79,834; Dr. Martin,
     57,900; Mr. Sasen, 68,000; Dr. Stevenson, 61,100; Mr. Hendrick, 98,020; Mr. Fuller, 123,957; Dr. Miozzari, 102,256;
     Dr. Stinchcomb, 91,813; and Dr. Verser, 76,563.
(10) Includes shares held by the entities referenced in footnote 7 that are affiliated with a director.

                             EXECUTIVE COMPENSATION

EQUITY COMPENSATION PLAN INFORMATION

     The following table sets forth information about our common stock that may be issued upon exercise of options, warrants and rights under all of our equity compensation plans as of December 31, 2001, including the 1988 Stock Option Plan, the 1994 Executive Stock Plan, the 1997 Stock Incentive Plan and the 1997 Employee Stock Purchase Plan. Our stockholders have approved all of these plans.

                                                                                       Number of Securities
                                                                                     Remaining Available for
                                                                                      Future Issuance Under
                                 Number of Securities to       Weighted Average        Equity Compensation
                                 be Issued Upon Exercise       Exercise Price of         Plans (excluding
                                 of Outstanding Options,      Outstanding Options,   securities reflected in
Plan Category                     Warrants and Rights         Warrants and Rights         in column (a))
-----------------------------    -----------------------      -------------------    -----------------------
Equity Compensation Plans
   Approved by Stockholders               3,901,860                  $2.57                    2,814,434
Equity Compensation Plans Not
   Approved by Stockholders                  None                     None                       None
Total                                     3,901,860                                           2,814,434


SUMMARY COMPENSATION TABLE

     The following table sets forth compensation for services rendered in all capacities to us for the past three fiscal years ended December 31 of
(i) Robert B. Grieve, Chairman of the Board and Chief Executive Officer and
(ii) our four other most highly compensated executive officers as of December 31, 2001, collectively referred to as the named executive officers.


                                                                                                   LONG TERM COMPENSATION AWARDS
                                                             ANNUAL COMPENSATION               -------------------------------------
                                              ---------------------------------------------       RESTRICTED          SECURITIES
                                                                  BONUS       OTHER ANNUAL       STOCK AWARDS         UNDERLYING
NAME AND PRINCIPAL POSITION        YEAR       SALARY ($)(1)       ($)(2)      COMPENSATION        ($)(5)(6)           OPTIONS (#)
----------------------------       -------    --------------    -----------   --------------   -----------------  ------------------
Robert B. Grieve                      2001       297,499           23,174           -               238,000           125,000
  Chairman of the Board               2000       260,000           11,044           -                     -           200,000
  and Chief Executive Officer         1999       245,400                -           -                     -           200,000(7)
James H. Fuller                       2001       255,149           18,540           -               238,000           100,000
  President and Chief Operating       2000       249,600            8,595           -                     -           150,000
  Officer                             1999       229,200(3)        68,730(4)        -                     -           350,000(7)
Ronald L. Hendrick                    2001       196,799            9,734           -                68,000           100,000
  Executive Vice President, Chief     2000       187,720            4,725           -                     -           115,000
  Financial Officer and Secretary     1999       180,000                -           -                     -                 -
Dan T. Stinchcomb                     2001       184,124            9,187           -                13,600            30,000
  Executive Vice President,           2000       180,000            3,412           -                     -            30,000
  Research and Development            1999       160,000                -           -                     -            35,000
Carol Talkington Verser               2001       180,224            6,309           -                 6,800            50,000
  Executive Vice President,           2000       140,152            2,754           -                     -            15,000
  Intellectual Property and           1999       122,400                -           -                     -            20,000
  Business Development

(1) Salary includes amounts, if any deferred pursuant to 401(k) arrangements.
(2) Performance bonus based on financials goals established in the Company's Management Incentive Compensation Plan.
(3) Mr. Fuller's employment with us commenced on January 19, 1999 and his 1999 salary reflects a partial year of employment.
(4) Includes a starting bonus of $60,000 and a moving expense reimbursement of $8,730.
(5) Represents restricted stock issued in exchange for the termination of employee stock options as described more fully below under "Restricted Stock Exchange Program."
(6) The number and value of unvested restricted stock based upon the closing market price per share of the common stock at December 31, 2001 ($1.00) were: Grieve, 335,416 shares valued at $335,416; Fuller, 335,416 shares valued at $335,416; Hendrick, 95,833 shares valued at $95,833; Stinchcomb, 19,166 shares valued at $19,166; and Verser, 9,583 shares valued at $9,583.
(7) These options were cancelled in exchange for restricted stock as described in more detail below under "Restricted Stock Exchange Program."

STOCK OPTIONS

     The following tables summarize option grants to, and exercises by, the named executive officers during 2001, and the value of the options held by each such person during 2001.

                              OPTION GRANTS IN 2001

                                               INDIVIDUAL GRANTS
                            ---------------------------------------------------------
                             NUMBER OF    PERCENTAGE OF                                  POTENTIAL REALIZABLE VALUE
                            SECURITIES    TOTAL OPTIONS                                   AT ASSUMED ANNUAL RATES
                            UNDERLYING     GRANTED TO                                    OF STOCK PRICE APPRECIATION
                              OPTIONS     EMPLOYEES IN       EXERCISE                         FOR OPTION TERM(4)
                              GRANTED      FISCAL YEAR        PRICE      EXPIRATION   -------------------------------
 NAME                         (#)(1)           (%)         ($/SH)(2)      DATE(3)         5%($)           10%($)
--------------------------  -----------   -------------   ------------  ----------    -------------  ----------------
Robert B. Grieve               125,000        11.72             1.25      02/05/11        98,265          249,022
James H. Fuller                100,000         9.37             1.25      02/05/11        78,612          199,218
Ronald L. Hendrick             100,000         9.37             1.25      02/05/11        78,612          199,218
Dan T. Stinchcomb               30,000         2.81             1.25      02/05/11        23,584           59,765
Carol T. Verser                 50,000         4.69             1.25      02/05/11        39,306           99,609

(1) The right to exercise these stock options vests ratably on a monthly basis over a four-year period. Under the terms of our stock plans, our Compensation Committee retains the discretion, subject to certain limitations, to modify, extend, or renew outstanding options and to reprice outstanding options. Options may currently be repriced by canceling outstanding options and reissuing new options with an exercise price equal to the fair market value on the date of reissue, which may be lower than the original exercise price of such canceled options. However, Proposal 3, on page 11 of this Proxy Statement, if approved would restrict the ability to reprice. See Proposal 3 herein for a more detailed discussion.
(2) The exercise price is equal to 100% of the fair market value on the date of grant as determined by the Compensation Committee.
(3) The options have a term of ten years, subject to earlier termination in certain events related to termination of employment.
(4) The 5% and 10% assumed rates of appreciation are suggested by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of the future common stock price. There can be no assurance that any of the values reflected in the table will be achieved.

                            AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                  AND FISCAL YEAR-END OPTION VALUES

                                                                    SECURITIES UNDERLYING               VALUE OF UNEXERCISED
                                                                    UNEXERCISED OPTIONS AT             IN-THE-MONEY OPTIONS AT
                            SHARES                                   DECEMBER 31, 2001(#)              DECEMBER 31, 2001($)(2)
                          ACQUIRED ON         VALUE           ----------------------------------  ---------------------------------
          NAME            EXERCISE(#)     REALIZED ($)(1)       EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
------------------------  ------------  --------------------  ----------------  ----------------  ---------------- ----------------
Robert B. Grieve             19,600            10,936             342,709           207,291            50,750                 -
James H. Fuller                   -                 -              89,583           160,417                 -                 -
Ronald L. Hendrick                -                 -              67,292           147,708                 -                 -
Dan T. Stinchcomb                 -                 -              74,417            54,583                 -                 -
Carol T. Verser                   -                 -              57,292            57,708            13,000                 -


(1) These values were calculated based on the fair market value of the underlying securities at the exercise date minus the applicable per share exercise price.
(2) These values were calculated on the basis of the fair market value per share of the common stock at December 31, 2001 ($1.00), minus the applicable per share exercise price.

RESTRICTED STOCK EXCHANGE PROGRAM

     On August 9, 2001, based upon management's review of the status of stock options previously granted to employees, including executive officers, the Board of Directors determined that the majority of such stock options had an exercise price significantly in excess of the current market price of our common stock, which was $1.099 per share as of August 9, 2001. Consequently, these options did not provide the incentive to the recipient that was originally intended. In order to provide a renewed financial incentive to current employees, including executive officers, the Board of Directors approved an exchange program in which we offered Heska's current employees the opportunity to exchange all options outstanding with exercise prices greater than $3.90 per share under the 1997 Stock Incentive Plan for shares of restricted stock. The offer closed on September 28, 2001 with options to purchase 1,044,900 shares of common stock exchanged for 1,044,900 shares of restricted stock. The restricted stock vests over 48 months from its issuance on October 1, 2001.

     Under current interpretations issued by the Securities and Exchange Commission, the cancellation of underwater or out-of-the-money stock options, and the exchange of restricted stock therefor must be disclosed under Proxy Statement rules as a repricing. Therefore, the following information discloses the out-of-the money-stock options cancelled by executive officers and the shares of restricted stock exchanged therefor.

                         TEN-YEAR OPTION/SAR REPRICINGS

                                             SECURITIES
                                             UNDERLYING   MARKET PRICE    EXERCISE                            LENGTH OF ORIGINAL
                                             NUMBER OF    OF STOCK AT       PRICE                                 OPTION TERM
                                              OPTIONS       TIME OF       AT TIME  OF     NUMBER OF SHARES    REMAINING AT DATE OF
NAME                           DATE         REPRICED (#)  REPRICING ($)   REPRICING($)       GRANTED(1)      REPRICING OR AMENDMENT
-----------------------------  -----------  ------------  ------------   -------------   ------------------  ----------------------
Robert B. Grieve                10/01/01         150,000       0.68           11.88           150,000                 5.3
 Chairman of the Board          10/01/01         200,000       0.68            5.19           200,000                 6.2
 and Chief Executive Officer
James H. Fuller                 10/01/01         350,000       0.68            5.37           350,000                 6.8
 President and Chief
 Operating Officer
Ronald L. Hendrick              10/01/01         100,000       0.68            5.25           100,000                 5.2
 Executive Vice President,
 Chief Financial Officer and
 Secretary
Dan T. Stinchcomb               10/01/01          20,000       0.68           11.88            20,000                 5.3
 Executive Vice President,
 Research and Development
Carol T. Verser                 10/01/01          10,000       0.68           11.88            10,000                 5.3
 Executive Vice President,
 Intellectual Property and
 Business Development

(1) Restricted stock grants were made in exchange for the cancellation of options at a ratio of 1.0 share of restricted stock per 1.0 option share.

PENSION AND LONG-TERM INCENTIVE PLANS

     We have no pension or long-term incentive plans.

EMPLOYMENT AGREEMENTS

     During 2001, we were a party to employment agreements with each of our named executive officers. All of the agreements provide for severance payments if the individual's employment is terminated without cause, including terminations in connection with a change in control. In the case of Dr. Grieve, the payments set forth in his employment agreement are equal to one year's salary plus an additional year of vesting under any stock arrangements if his employment is involuntarily terminated. In the case of Mr. Fuller, the payments set forth in his employment agreement are equal to six months' salary and an additional six months' vesting under any stock arrangements. In the case of Mr. Hendrick, the payments set forth in his employment agreement are equal to six months' salary. In the case of Dr. Stinchcomb, the payments set forth in this employment agreement are equal to six months' salary if he is terminated without cause other than a change in control, or one year's salary if he is terminated without cause due to a change in control. In the case of Dr. Verser, the payments set forth in this employment agreement are equal to six months' salary if she is terminated without cause other than a change in control, or one year's salary if she is terminated without cause due to a change in control.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     This report on executive compensation is provided by the Compensation Committee of the Board of Directors to assist stockholders in understanding the objectives and procedures used in establishing the compensation of our executive officers. Four non-employee directors, Mr. Dolan, Dr. Hohnke, Dr. Martin and Mr. Sasen, served on the Compensation Committee during the last fiscal year.

  RESPONSIBILITIES OF THE COMPENSATION COMMITTEE

     The Compensation Committee acts on behalf of the Board of Directors. Our responsibilities include:

     * Establishing the Company's compensation philosophy for all employees, including the Chief Executive Officer and other executive officers;

     * Reviewing the performance of the Chief Executive Officer;

     * Determining salary levels and stock grants for the Chief Executive Officer and other executive officers; and

     * Administering the Company's 1997 Stock Incentive Plan and Employee Stock Purchase Plan, including determining the number and type of options to be granted to employees of the Company and its subsidiaries and the terms of such grants.

  COMPENSATION PHILOSOPHY AND OBJECTIVES

     We believe that compensation of the Company's executive officers should promote the success of the Company by attracting, retaining and motivating all employees, including executive officers, while aligning their interests with the Company's long-term and strategic interests and the interests of stockholders. Competition for skilled employees, particularly management level employees, in the Company's industry is intense and the Committee seeks to provide total compensation packages that will attract and retain superior caliber individuals, yet be consistent with the Company's financial situation and stage of development.

  KEY ELEMENTS OF EXECUTIVE COMPENSATION

     Until the Company has achieved operational profitability, we believe that the use of traditional performance standards, such as profit levels and return on equity, is not appropriate in the evaluation of executive officer performance. Instead, the Committee evaluates the performance of executive officers and sets their compensation based primarily on the Company's achievement of its business objectives, such as developing and introducing products, improving financial performance, obtaining appropriate financing, developing its intellectual property portfolio and entering into collaborations with other companies and academia. The Committee also evaluates each officer's individual contribution toward the achievement of these objectives and of other individual objectives. The Company's compensation structure for executive officers includes a combination of base salary, stock options, restricted stock awards and performance based cash incentive under a management incentive compensation plan.

     Base Salary. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the biotechnology industry. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through evaluation of responsibilities and market comparisons. We believe, that the Company's salary levels for the executive officers are at a level that, at the time such salary determinations were made, were considered to be reasonable and necessary given the Company's financial resources and the stage of its development. This belief is based on our knowledge of executive compensation in the industry and based on practices of comparable companies in the Company's industry.

     Stock Options. We believe that stock options provide excellent long-term incentives for executive officers to increase the Company's market value for the benefit of all stockholders. We are responsible for determining the number and terms of options to be granted to executive officers, taking into account such factors as individual and Company performance, policies regarding cash compensation and practices of comparable companies in the Company's industry. Options granted to executive officers have exercise prices equal to fair market value on the date of grant, vest over a four-year period, and expire ten years from the date of grant. Vesting ceases and the vested portion of options must be exercised should the executive leave the Company's employ (subject to any rights to partial acceleration of vesting upon termination without cause under employment agreements). This Committee believes that these vesting provisions help both to retain qualified employees and to motivate them to achieve long-term increases in stock value, providing continuing benefits to the Company and its stockholders beyond those in the year of grant.

     Restricted Stock Exchange Program. As more fully discussed above, the Company offered current employees of Heska the opportunity to exchange all options outstanding with exercise prices greater than $3.90 per share under the 1997 Stock Incentive Plan for shares of restricted stock. The offer closed on September 28, 2001 with options to purchase 1,044,900 shares of common stock exchanged for 1,044,900 shares of restricted stock. The number of restricted shares received by the named executive officers in connection with this exchange is included in the Summary Compensation Table. The following named executive officers participated in the exchange: Dr. Grieve exchanged 150,000 options with exercise prices of $11.88 and 200,000 options with exercise prices of $5.19; Mr. Fuller exchanged 350,000 options with exercise prices of $5.37; Mr. Hendrick exchanged 100,000 options with exercise prices of $5.25; Dr. Stinchcomb exchanged 20,000 options with exercise prices of $11.88; and Dr. Verser exchanged 10,000 options with exercise prices of $11.88.

     Management Incentive Compensation Plan. We believe that cash performance based incentives can also serve an important role in executive compensation.
The management incentive compensation plan provides incentives to the executives of the Company to meet and exceed certain predetermined annual net income and revenue goals. While we believe that providing cash bonuses to the executives of the Company is an essential part of creating a competitive executive compensation package, we have determined that paying the great majority of such bonuses only if specific predetermined financial goals are achieved provides a very strong incentive to the Company's management to achieve financial performance that will be beneficial to the Company and its stockholders. At management's request this plan has been suspended in 2002 in an effort to assist the Company toward its goal of profitability.

  CHIEF EXECUTIVE OFFICER COMPENSATION

     The annual salary of Robert B. Grieve, the Company's Chairman of the Board and Chief Executive Officer, was increased to $310,000 in 2001 and, at the request of Dr. Grieve will remain unchanged during 2002, and we awarded him a stock option in February, 2001 to purchase an additional 125,000 shares of common stock. These options have the terms described above. Given the Company's stage of development, the use of traditional performance standards, such as profit levels and return on equity were not considered appropriate in the evaluation of Dr. Grieve's performance.

  QUALIFYING COMPENSATION

     It is the Company's policy generally to qualify compensation paid to executive officers for deductibility under section 162(m) of the Internal Revenue Code. Section 162(m) generally prohibits the Company from deducting the compensation of executive officers that exceeds $1,000,000 unless that compensation is based on the satisfaction of objective performance goals. The Company's 1997 Stock Incentive Plan is structured to qualify awards under such plans as performance-based compensation and to maximize the tax deductibility of such awards. However, the Company reserves the discretion to pay compensation to its executive officers that may not be deductible.

     The foregoing report has been furnished by the Compensation Committee of the Board of Directors and shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this report by reference and shall not otherwise be deemed filed under such Acts.

                                   Respectfully submitted,

                                   A. Barr Dolan
                                   Lyle A. Hohnke
                                   Edith W. Martin
                                   John F. Sasen, Sr., Chairman



                                AUDIT DISCLOSURE

INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP has served as our independent public accountants since
our inception in 1988.   It has been selected to audit our financial statements
for the fiscal year beginning January 1, 2002. Representatives of Arthur Andersen LLP will be present at the meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee reviews the Company's accounting, auditing and financial reporting practices on behalf of the Board of Directors. The members of the Audit Committee during 2001 were Directors Gordon, Aylesworth, Dolan and Martin. In August 2001, the Audit Committee was reconstituted and Mr. Gordon was appointed Chairman. All members of this Audit Committee meet the independence and experience requirements of the Nasdaq Stock Market.

     The Board of Directors has adopted a charter outlining the functions this Committee is to perform. These functions include:

     * Monitoring the corporate financial reporting and internal and external audits of the Company;

     * Providing the results of its examinations and recommendations derived therefrom to the Board of Directors; and

     * Nominating independent auditors.

     We rely on the work and assurances of management, which has the primary responsibility for preparing the Company's financial statements, and of the independent auditors, who are responsible for auditing the financial statements. The functions of the Audit Committee are not intended to duplicate or supersede these activities. Except to the extent required by the Nasdaq Stock Market, Committee members are not required to have professional training or expertise associated with career professionals in the fields of accounting and auditing. In addition, the independent auditors have more time and detailed information about the Company than do Committee members. Consequently, the Committee is not providing any professional certification as to the independent auditors' work or any expert assurance as to the financial statements.

     In this context, during the year 2001, we met and held discussions with management and the independent auditors. Management represented to us that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. In our meetings with the independent auditors, we discussed matters required to be discussed by the auditors with audit committees under Statement of Auditing Standards No. 61 (Communication with Audit Committees) In addition, we received and discussed with the auditors their annual written report on their independence from the Company and its management which is made under Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and considered, and concluded that, the non-audit services by the auditors are compatible with maintaining the auditors' independence with respect to the audit of the Company's financial statements.

     In reliance on these reviews and discussions and the report of the independent auditors, we have recommended to the Board of Directors, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the Securities and Exchange Commission.

                                   Respectfully submitted,


                                   William A. Aylesworth
                                   A. Barr Dolan
                                   G. Irwin Gordon, Chairman
                                   Edith W. Martin

AUDIT FEES, FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES AND ALL OTHER FEES

     The fees billed to us by Arthur Andersen LLP for 2001 are as follows:

     Audit Fees. The aggregate fees billed by Arthur Andersen LLP for the audit of our annual financial statements for 2001 and for the reviews of our quarterly financial statements for 2001 were $110,000.

     Financial Information Systems Design and Implementation Fees. No fees were billed by Arthur Andersen LLP for the design or implementation of our financial information systems during 2001.

     All Other Fees. The aggregate fees for all other services provided by Arthur Andersen LLP during 2001 were $131,870, including audit related fees of $69,850 and other fees of $62,020. Audit related fees include statutory audits, benefit plan audits, work associated with possible transactions, accounting consultations, assistance with registration statements, comfort letters and consents. Other fees were primarily for tax services.

     The Audit Committee has considered whether and concluded that, the scope and nature of the non-audit services provided by Arthur Andersen LLP as described above are compatible with maintaining Arthur Andersen's independence as our principal accountants with respect to the audit of our financial statements.



                          STOCK PRICE PERFORMANCE GRAPH

     The following graph illustrates a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of our common stock with the Center for Research in Securities Prices Total Return Index for the Nasdaq Stock Market (U.S. and Foreign) and the CRSP Total Return Index for Nasdaq Pharmaceutical Stocks assuming an investment of $100 in each on December 31, 1997, the year of our initial public offering. The comparisons in the graph are required by the Securities and Exchange Commission and are not intended to forecast or be indicative of possible future performance of our common stock.

 COMPARISON OF CUMULATIVE TOTAL RETURN AMONG HESKA CORPORATION, THE NASDAQ STOCK
    MARKET INDEX (U.S. AND FOREIGN) AND THE NASDAQ PHARMACEUTICAL STOCK INDEX



                                          NASDAQ
                        NASDAQ US &   PHARMACEUTICAL      HESKA
               DATE       FOREIGN         STOCKS       CORPORATION
             --------  -------------  --------------  --------------
              Dec-97     100.000            100.000        100.000
              Jun-98     119.843            101.491         89.398
              Dec-98     138.505            127.297         35.863
              Jun-99     169.977            142.218         18.691
              Dec-99     258.201            239.265         18.182
              Jun-00     251.773            325.975         17.172
              Dec-00     155.890            297.608          5.560
              Jun-01     136.162            274.378          8.646
              Dec-01     122.822            254.167          8.081




             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Compliance with Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and persons who own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other of our equity securities. Directors, officers and 10% or greater stockholders are required by SEC regulations to furnish us with copies of all of the Section 16(a) reports they file. Based solely upon a review of the copies of the forms furnished to us and the representations made by the reporting persons to us, we believe that during 2001 our directors, officers and 10% or greater stockholders complied with all filing requirements under Section 16(a) of the Exchange Act.

                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

AGREEMENTS WITH NOVARTIS

     We have entered into distribution agreements with various subsidiaries and/or divisions of Novartis AG, one of our principal stockholders. In August 1998, we entered into an agreement with Novartis Agro K.K. to be our exclusive distributor for SOLO STEP CH and SOLO STEP FH heartworm diagnostic products and our feline Trivalent Intranasal/Intraocular Vaccine in Japan upon obtaining regulatory approval in Japan for such products. In February 2001, we entered into an agreement with Novartis Animal Health Canada, Inc. to be our exclusive distributor for Flu AVERT, I.N., our equine influenza vaccine in Canada.

LOAN TO EXECUTIVE OFFICER

     In December 1999, we approved a personal loan to Dr. Grieve for $100,000. This loan is evidenced by a promissory note that is due and payable on December 23, 2002. Interest on the outstanding principal balance accrues at the rate of 5.74% per annum. Payment of any unpaid principal balance together with all accrued and unpaid interest can be accelerated and become payable within ninety days after Dr. Grieve's relationship with us is terminated for any reason other than Dr. Grieve's death or permanent disability.

                STOCKHOLDER PROPOSALS FOR THE 2003 ANNUAL MEETING

     Proposals of stockholders submitted pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, and intended to be presented for consideration at our 2003 Annual Meeting of Stockholders must be received by us not later than December 12, 2002 in order to be considered for inclusion in our proxy materials for that meeting.

     Alternatively, our Bylaws establish an advance notice procedure with respect to certain stockholder proposals and nominations. In the event a stockholder wishes to nominate a candidate for election as a director, or wishes to propose any other matter for consideration at the Annual Meeting, other than proposals for possible inclusion in the Proxy Statement pursuant to Rule 14a-8, notice of such intent to make such nomination or propose such action must be delivered to or mailed or sent by other means of written communication and received by us not less than 60 days nor more than 90 days prior to the first anniversary of the date on which notice of the prior year's Annual Meeting was mailed to stockholders. For the 2003 Annual Meeting, this means that any such proposal or nomination must be submitted no earlier than January 11, 2003 and no later than February 10, 2003. Any such notice must contain certain specified information concerning the proposed matter and the stockholder submitting the proposed matter, all as set forth in the Bylaws. The chairman of the Annual Meeting may refuse to acknowledge the nomination of any person or the request for such other action not made in compliance with the foregoing procedures. If the foregoing procedures are not followed and such nomination or other request for action is nonetheless permitted, the proxy holders appointed by us herein shall have discretionary voting authority with respect to such matters at the Annual Meeting.

                                  OTHER MATTERS

     We are not aware of any other business that will be presented at the Annual Meeting. If any other business is properly brought before the Annual Meeting, it is intended that proxies will be voted in accordance with the judgment of the persons voting the proxies.

     Whether or not you plan to attend the meeting, please vote by Internet or mark, sign, date and promptly return the enclosed proxy card in the enclosed envelope. No postage is required for mailing in the United States.

                                   By Order of the Board of Directors.

                                   /s/Ronald L. Hendrick

                                   Ronald L. Hendrick
                                   Executive Vice President,
                                   Chief Financial Officer and Secretary

Fort Collins, Colorado
April 11, 2002


                                                                      APPENDIX A

                  PROPOSED AMENDMENT TO ARTICLE 8 OF THE BYLAWS

     The proposed amendment amends and restates Article 8 of the Bylaws to read as follows:

     "8.1 Stock Options and Toxic Securities

     Unless approved by the holders of a majority of the shares entitled to vote at a duly convened meeting of stockholders, the corporation shall not:

     (i) Grant any stock option, including stock appreciation right, with an exercise price that is less than 100% of the fair market value of the underlying stock on the date of grant;
     (ii) Reduce the exercise price of any stock option, including stock appreciation right, outstanding or to be granted in the future; cancel and re-grant options at a lower exercise price (including entering into any "6 month and 1 day" cancellation and re-grant scheme), whether or not the cancelled options are put back into the available pool for grant; replace underwater options with restricted stock in an exchange, buy-back or other scheme; or replace any options with new options having a lower exercise price or accelerated vesting schedule in an exchange, buy-back or other scheme;
     (iii) Sell or issue any security of the corporation convertible, exercisable or exchangeable into shares of common stock, having a conversion, exercise or exchange price per share which is subject to downward adjustment based on the market price of the common stock at the time of conversion, exercise or exchange of such security into common stock (except for appropriate adjustments made to give effect to any stock splits or stock dividends); or
     (iv) Enter into (a) any equity line or similar agreement; or (b) any agreement to sell common stock (or any security convertible, exercisable or exchangeable into shares of common stock ("Common Stock Equivalent")) at a per share price (or, with respect to a Common Stock Equivalent, at a conversion, exercise or exchange price, as the case may be ("Equivalent Price")) that is fixed after the execution date of the agreement, whether or not based on any predetermined price-setting formula or calculation method.
Notwithstanding the foregoing, however, a price protection clause shall be permitted in an agreement for sale of common stock or Common Stock Equivalent, if such clause provides for an adjustment to the price per share of common stock or, with respect to a Common Stock Equivalent, to the Equivalent Price (provided that such price or Equivalent Price is fixed on or before the execution date of the agreement) (the "Fixed Price") in the event that the corporation, during the period beginning on the date of the agreement and ending no later than ninety (90) days after the closing date of the transaction, sells shares of common stock or Common Stock Equivalent to another investor at a price or Equivalent Price, as the case may be, below the Fixed Price.

     8.2  Amendments

     The Board of Directors is expressly empowered to adopt, amend or repeal these Bylaws, provided, however, that any adoption, amendment or repeal of these Bylaws by the Board of Directors shall require the approval of at least sixty-six and two-thirds percent (66-2/3%) of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the board). The stockholders shall also have power to adopt, amend or repeal these Bylaws, provided, however, that in addition to any vote of the holders of any class or series of stock of this corporation required by law or by the Restated Certificate of Incorporation of this corporation, the affirmative vote of the holders of more than fifty percent (50%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for such adoption, amendment or repeal by the stockholders of any provisions of these Bylaws. Notwithstanding the foregoing sentence, the affirmative vote of the holders of at least sixty-six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required for the amendment or repeal of Article 3.1 of these Bylaws.

     Notwithstanding the foregoing paragraph or any provision of the Restated Certificate of Incorporation, Section 8.1 of these Bylaws may only be amended or repealed by the affirmative vote of the holders of a majority of the shares of the stock of the corporation entitled to vote at a duly convened meeting of stockholders."



PROXY                             [GRAPHIC]                             PROXY

                             1613 Prospect Parkway
                         Fort Collins, Colorado 80525

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby constitutes and appoints the Board of Directors of Heska Corporation, or its designee, the undersigned's true and lawful agent and proxy with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders to be held at 1613 Prospect Parkway, Fort Collins, Colorado on May 16, 2002 at 9:00 a.m., and at any adjournment thereof, to vote as designated below:

       -----------------------------------------------------------------
       The Board of Directors recommends a vote FOR proposals 1,2 and 3.
       -----------------------------------------------------------------




1.To elect three directors, A.                                         FOR ALL
  Barr Dolan, Robert B. Grieve and John    FOR        WITHHOLD          EXCEPT
  F. Sasen, Sr. to serve until the 2005   [   ]         [   ]           [   ]
  Annual Meeting of Stockholders or
  until their successors have been duly
  elected and qualified.


------------------------------------
Write exception(s) here

2.To approve an amendment to the
  1997 Employee Stock Purchase Plan to     FOR         AGAINST         ABSTAIN
  increase the number of shares           [   ]         [   ]           [   ]
  reserved for issuance under the Plan
  by 1,000,000 shares.

3.To ratify and approve an
  amendment to Article 8 of Heska's
  Bylaws.                                  FOR         AGAINST         ABSTAIN
                                          [   ]         [   ]           [   ]

Date:                            , 2002
     ----------------------------
---------------------------------         ----------------------------------
Signature                                 Signature if  held jointly

Please sign exactly as name(s) appears hereon. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


---------------------------FOLD AND DETACH HERE---------------------------


                        -------------------------------
                               VOTE BY INTERNET
                            QUICK  EASY  IMMEDIATE
                        -------------------------------


YOUR INTERNET VOTE AUTHORIZES THE NAMED PROXIES TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU HAVE MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


TO VOTE BY INTERNET: Connect to the Website listed below: You will be asked to enter a control number which is located at the bottom of this form. Then follow the instructions. THE WEBSITE for voting is www.proxyvoting.com/heska


              IF YOU VOTE INTERNET DO NOT MAIL IN THE PROXY CARD.
                             THANK YOU FOR VOTING!

                                                       --------------------
                                                        CONTROL NUMBER
                                                        For Internet voting

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